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                                                                Exhibit No. 2.22




                                                                    May 16, 2003



Petroleo Brasileiro S.A. - Petrobras
Avenida Republica do Chile 20035-900
Rio de Janeiro - RJ Brazil

Ladies and Gentlemen:

            Reference is made to the Amended and Restated Trust Deed dated December 21, 2001 by and among the U.S. Bank, National Association, Cayman Islands Branch, as Trustee (the "TRUSTEE") of the PF Export Receivables Master Trust, Petrobras International Finance Company, as Servicer, and Citibank, N.A. as Registrar, Paying Agent, Transfer Agent and Depositary Bank (as amended by the Supplemental Trust Deed dated May 16, 2003 and as amended and restated from time to time, the "TRUST DEED") pursuant to which the Trustee has issued $750,000,000 aggregate principal amount of Senior Trust Certificates and $150,000,000 aggregate principal amount of Junior Trust Certificates. In connection with the issuance of the Senior Trust Certificates and the Junior Trust Certificates, we entered into the Administrative Services Agreement (the "AGREEMENT") dated as of December 21, 2001, with you, pursuant to which you agreed to act as agent on our behalf for the delivery and sale of Eligible Products to certain buyers. All capitalized terms used but not otherwise defined in this letter shall have the meanings ascribed thereto in the Agreement.

            In accordance with the terms of the Trust Deed, the Trustee intends to issue one or more additional series of Senior Trust Certificates and Junior Trust Certificates. In connection with, and solely in order to effect, such issuance, we hereby request that you agree that the Agreement shall be hereby amended to provide that references in the Agreement to any Transaction Document or any other document or agreement shall be deemed to include references to such Transaction Document or such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of the Transaction Documents and this Agreement and to include any appendices, schedules and Exhibits executed in connection and in accordance therewith.
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                                       2


            Please acknowledge your receipt of this letter agreement and your agreement to the terms specified above by executing this letter agreement where indicated below. This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.





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
                                             Very truly yours,

STATE OF NEW YORK         )                  PETROBRAS FINANCE LTD.
COUNTY OF NEW YORK        )     ss.:

Sworn before me this                         By:___________________________________

____ day of __________________, 2003            Name:
                                                Title:



CONSENTED AND ACKNOWLEDGED:



PETROLEO BRASILEIRO, S.A. -                  STATE OF NEW YORK       )
   PETROBRAS                                 COUNTY OF NEW YORK      )       ss.:


By:___________________________________       Sworn before me this

   Name:                                     ____ day of __________________, 2003
   Title:



U.S. BANK, NATIONAL ASSOCIATION,             STATE OF NEW YORK       )
   CAYMAN ISLANDS BRANCH,                    COUNTY OF NEW YORK      )       ss.:
     as Trustee on behalf of the PF Export
     Receivables Master Trust

By:___________________________________       Sworn before me this
   Name:                                     ____ day of __________________, 2003
   Title:
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                                       3

Action by the Controlling Parties:


Pursuant to the requirements of Section 7.01(o)(i) of the Amended and Restated Trust Deed dated December 21, 2001 as amended and restated from time to time (the "TRUST DEED") among U.S. Bank, National Association, Cayman Islands Branch, in its capacity as trustee of the PF Export Receivables Master Trust (the "TRUST"), Citibank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Registrar, Paying Agent, Transfer Agent and Depositary Bank, and Petrobras International Finance Company, a company organized and existing under the laws of the Cayman Islands, in its capacity as Servicer under the Servicing Agreement, the undersigned, being the Controlling Parties with respect to all of the outstanding Senior Trust Certificates issued by the Trust, do hereby consent to the amendments to the Administrative Services Agreement contemplated herein.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Trust Deed.

This consent may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Action of the Controlling Parties on the dates set forth following their respective signatures.

AMBAC ASSURANCE CORPORATION



By:___________________________________
   Name:
   Title:

MBIA INSURANCE CORPORATION



By:___________________________________
   Name:
   Title:

XL CAPITAL ASSURANCE INC.



By:___________________________________
   Name:
   Title: